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                                                                     EXHIBIT 3.3

                      FOURTH AMENDED AND RESTATED BYLAWS
                                      OF
                          ENERGY SEARCH, INCORPORATED

                        Adopted as of December 3, 1996

        These Fourth Amended and Restated Bylaws ("Bylaws") shall supersede all prior Bylaws, amendments and restatements thereof, and shall regulate the business and affairs of the Corporation, subject to the provisions of the Corporation's Charter, as amended and restated, and any applicable provisions of the Tennessee Business Corporation Act, Section 48-11-101 et seq., Tennessee Code Annotated, as amended, (the "Tennessee Act").

                                   SECTION 1

                         OFFICES AND REGISTERED AGENT

        Section 1.01. Registered Office. The Corporation shall designate and continuously maintain a registered office in the State of Tennessee.

        Section 1.02. Principal Office. The principal office of the Corporation shall be that which is designated as such in its Charter.

        Section 1.03. Other Offices. The Corporation may also have other offices within and without the State of Tennessee at such places as the Board of Directors may from time to time determine.

        Section 1.04. Registered Agent. The Corporation shall designate and continuously maintain a registered agent in the State of Tennessee at its registered office.

                                   SECTION 2

                                 SHAREHOLDERS

        Section 2.01. Place. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place as may be fixed by resolution of the Board of Directors.

        Section 2.02. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at 10:00 a.m. E.S.T. on the third Wednesday in May of each and every year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, not a legal holiday. The Board of Directors may, however, by resolution, fix the date of the annual meeting on any day within the period of sixty (60) days next succeeding the foregoing date. At the annual meeting, the shareholders shall elect Directors, receive reports on the activities and financial condition of the Corporation, and transact such other business as may properly come before the meeting.

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        Section 2.03. Special Meetings. The Corporation shall hold a special meeting of its shareholders upon the call of the Board of Directors or the President, or upon the written demand(s) to the Secretary by shareholders holding at least ten (10%) percent of all votes entitled to be cast on any issue to be considered at the proposed special meeting. Any call or demand for a special meeting shall describe the purpose(s) for which the special meeting is to be held. Only business within the purpose(s) described in the meeting notice for the special meeting may be conducted at such meeting.

        Section 2.04. Notice of Meetings. The Corporation shall notify its shareholders of the date, time and place of each annual and special meeting of shareholders no fewer than ten (10) days, nor more than two (2) months before the meeting date. If a meeting is adjourned to a different date, time and/or place, notice of the new date, time and/or place need not be given if they are announced at the meeting before adjournment, unless a new record date is or must be fixed.

        Section 2.05. Waiver of Notice. A shareholder's attendance at a meeting:

                (a) Waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting; and

                (b) Waives objection to consideration of a particular matter at the meeting that is not within the purpose(s) described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        Section 2.06. Quorum. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter must be represented at any meeting of the shareholders to constitue a quorum on that matter. If, however, such majority is not represented at a meeting, the chairman of the meeting or the holders of a majority of the votes in fact represented at the meeting (whether in person or by proxy) shall have the power to adjourn the meeting to another date, time and/or place without notice other than announcement at the meeting, unless a new record date is or must be fixed, until the requisite quorum is present or represented, when any business may be transacted which might have been transacted at the meeting as it was originally scheduled before adjournment.

        Section 2.07. Voting Requirements. Except as otherwise provided in these Bylaws, action on any matter voted upon at a meeting of the shareholders is approved if a quorum exists and if the votes cast in favor of the action exceed the votes cast against the action. However, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.


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        Section 2.08. Action without Meeting. Action that is required or permitted to be taken at a meeting of the shareholders may be taken without such a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. If all of such shareholders so consent, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting shall be the act of the shareholders, except as otherwise provided in these Bylaws. Such consent (or counterpart(s) thereof) shall describe the action taken, be in writing, be signed by each shareholder entitled to the action, indicate each signing shareholder's vote of abstention on the action, and be delivered to the Secretary of the Corporation and included in the minutes or corporate records.

                                   SECTION 3

                              BOARD OF DIRECTORS

        Section 3.01. General Powers and Qualifications. All corporate powers of the Corporation shall be exercised by and under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. All Directors must be natural persons and shall be at least eighteen (18) years of age. Within ninety (90) days after successful completion of the initial public offering of common stock of the Corporation anticipated to take place in the latter part of 1996 (the "IPO"), at least two
(2) members of the Board of Directors shall be outside Directors (the "Outside Directors"). To qualify as an Outside Director for purposes of these Bylaws, a Director must be a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision thereto, and must not currently be, or have been within the past year, an officer of regular salaried employee of the Company.

        Section 3.02. Number of Directors. Until successful completion of the IPO, the Board of Directors shall be comprised of three (3) Director(s). Upon successful completion of the IPO, the Board of Directors shall be comprised of five (5) Directors, at least two (2) of which shall be Outside Directors. These Bylaws may be amended from time to time by the shareholders or by the Board of Directors to increase or decrease the number of Directors within the limits provided by law.

        Section 3.03. Election and Tenure. Directors shall be elected by the shareholders at each annual meeting of the shareholders for those Director terms then expired. The Directors of the Corporation shall have staggered terms in accordance with Section 48-18-106 of the Tennessee Act. Upon successful completion of the IPO, the Board of Directors then in office shall appoint two
(2) Outside Directors who shall serve until his or her successors are duly elected and qualified in the election of the first group Directors at the first annual meeting of Shareholders after successful completion of the IPO. Commencing at the first annual meeting of Shareholders after consummation of the IPO, the Board of Directors of the Company shall be divided into three classes, each class to consist as nearly as possible of one-third of the Directors. The term of office of one class of Directors shall expire each year with the initial term of office of the Class I Directors expiring at the 1998 annual meeting of

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Shareholders; the initial term of office of the Class II Directors expiring at the 1999 annual meeting of the Shareholders; and the initial terms of office of the Class III Directors expiring at the 2000 annual meeting of Shareholders. Commencing with the 1998 annual meeting of Shareholders, the Directors of the class elected at each annual meeting of Shareholders shall hold office for a term of three years.

     Section 3.04. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors shall determine from time to time, but no less frequently than once a year.

     Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the President or by any two (2) Directors. If, however, the Board of Directors is comprised of only one (1) Director, then special meetings may be called by that single Director.

     Section 3.06. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least two (2) days' notice to each Director of the date, time and place, but not the purpose, of such special meeting. Notice of any adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

     Section 3.07. Waiver of Notice. If a Director attends or participates in a meeting, he or she waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.08. Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of Directors which comprise the Board, as fixed by these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present is the act of the Board of Directors, except as otherwise provided in these Bylaws.


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        Section 3.09.  Vacancy.  If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors or a vacancy resulting from a removal of a Director with or without cause:

                (a) The shareholders may fill the vacancy;

                (b) The Board of Directors may fill the vacancy; or

                (c) If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all Directors remaining in office.

        Section 3.10. Removal of Directors. The shareholders may remove any one (1) or more Directors, with or without cause, at any special meeting which is specifically called for that purpose.

        Section 3.11. Action without Meeting. Action which is required or permitted to be taken at a meeting of the Board of Directors may be taken without such a meeting if all Directors consent to taking such action without a meeting. If all Directors so consent, the affirmative vote of the number of Directors that would be necessary to authorize or take such action at a meeting shall be the act of the Board, except as otherwise provided in these Bylaws. Such consent (or counterpart(s) thereof) shall describe the action taken, be in writing, be signed by each Director entitled to vote, indicate each signing Director's vote or abstention on the action, and be delivered to the Secretary of the Corporation and included in the minutes or corporate records.

        Section 3.12. Indemnification. With respect to claims or liabilities arising out of service as a Director of the Corporation, the Corporation shall indemnify and advance expenses to each present and future Director (and his or her estate, heirs, and personal representatives) to the fullest extent required or allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted or amended.

        Section 3.13 Committees. The Board of Directors may, from time to time, in a manner consistent with the requirements of Section 48-18-206 of the Act, or any successor provision thereto, authorize and constitute one or more committees to be comprised, unless otherwise indicated herein, of at least one
(1) Director. Such committees shall have such purposes and authorities as shall be specified by the Board of Directors. The members of such committees shall be subject to qualifications and conditions as shall be specified by the Board of Directors.

                                   SECTION 4

                                   OFFICERS

        Section 4.01. Required Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Vice President, a Secretary, a Treasurer and such other officers as may from time to time be elected or appointed by the Board of Directors. Except for the offices of President and Secretary, the same individual may simultaneously hold more than one (1) office in the Corporation. All officers must be natural persons and shall be at least eighteen (18) years of age.
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        Section 4.02. Election. At the first meeting of the Board of Directors after each annual meeting of the shareholders, the Board shall elect the officers of the Corporation by a majority vote of those Directors present, provided a quorum exists.

        Section 4.03. Term of Office. The officers of the Corporation shall hold office for one (1) year or until their successors are chosen and qualify in their stead, subject, however, to the right and authority of the Board of Directors to remove any officer at any time with or without cause.

        Section 4.04. Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as follows:

                (a) Chief Executive Officer. The Chief Executive Officer shall serve as the Chairman of the Board of the Corporation, shall consult with and advise the President and other officers as necessary or appropriate in carrying out their duties, and shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors.

                (b) President. The President shall be the primary Officer of the Corporation, shall have general and active management of the Corporation, shall consult with the Chief Executive Officer as may be necessary or appropriate and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, unless exclusively conferred upon the President by law, to any other officer(s) of the Corporation.

                (c) Vice President. The Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or the President, and shall consult with the Chief Executive Officer as may be necessary or appropriate to carry out his or her duties. In the absence or disability of the President, the Vice President shall perform the duties and exercise the powers of the President. The Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

                (d) Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders of the Corporation and shall be responsible for preparing the minutes of such meetings. The Secretary shall be responsible for the care and custody of the minute book of the Corporation and for authenticating records of the Corporation. It shall be his or her duty to give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall also perform such other duties as may be assigned to him or her by the Board of Directors or by the President, under whose supervision he or she shall act, and shall consult with the Chief Executive Officer as may be necessary or appropriate to carry out his or her duties. In the event the Secretary is absent for some reason from any meeting where minutes are to be prepared or is otherwise unable to take such minutes, the presiding

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        officer of such meeting shall appoint another person, subject to the approval of those present and entitled to vote at such meeting, to take the minutes thereof.

                (e) Treasurer. The Treasurer shall have custody of the Corporation funds, securities and shall keep full and accurate account of receipts and disbursements in the appropriate Corporation books, and shall require the deposit of all monies and other valuable assets in the name of and to the credit of the Corporation in such financial institutions as may be designated by the Board of Directors. The Treasurer shall require disbursement of the funds of the Corporation as may be ordered by the Board of

                Directors, and shall render to the President and the Board of Directors, at any time they may require, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also report on the financial condition of the Corporation at all annual meetings of the shareholders. The Treasurer shall also perform such other duties as may be assigned to him or her by the Board of Directors or by the President, under whose supervision he or she will act, and shall consult with the Chief Executive Officer as may be necessary or appropriate to carry out his or her duties.

        Section 4.05. Removal. The Board of Directors may remove any officer at any time with or without cause.

        Section 4.06. Vacancies. Any Vacancies occurring in the offices of the President, Vice President, Secretary or Treasurer shall be filled by the Board of Directors as soon as practicable. Vacancies in other offices may be filled at the discretion of the Board of Directors.

        Section 4.07. Delegation of Powers and Duties. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers of such officer to any other officer or to any Director for the time being.

        Section 4.08. Indemnification. With respect to claims or liabilities arising out of service as an officer of the Corporation, the Corporation shall indemnify and advance expenses to each present and future officer (and his or her estate, heirs and personal representatives) to the fullest extent required or allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted or amended.


                                   SECTION 5

                              RECORDS AND REPORTS

        Section 5.01. Corporate Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, appropriate accounting records, and a list of its shareholders in alphabetical order by class and series showing their respective addresses and the number of shares each shareholder holds.

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        Section 5.02.  Records at Principal Office.  The Corporation shall keep at all times a copy of the following records at its principal office:

                (a)  Its Charter or Restated Charter and all amendments thereto;

                (b)  These Bylaws and all amendments thereto;

                (c)  Resolutions adopted by the Board of Directors creating one
        (1) or more classes or series of shares of stock, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                (d) The minutes of all meetings of shareholders and the records of all actions taken by shareholders without a meeting for the past three (3) years;

                (e) All written communications to shareholders generally within the past three (3) years, including the past three (3) years' annual financial statements;

                (f) A list of the names and business addresses of its current Directors and officers; and

                (g) The most recent annual report delivered to the Tennessee Secretary of State.

        Section 5.03. Annual Financial Statements. The Corporation shall prepare annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements, and such other information necessary to comply with the requirements of the applicable provisions of the Tennessee Act or any other federal, state or local law to which the Corporation shall be subject.

                                   SECTION 6

                        ISSUANCE AND TRANSFER OF SHARES

        Section 6.01. Certificates of Stock. All shares of issued and outstanding stock of the Corporation shall be evidenced by stock certificates that shall be numbered and shall be entered on the books of the Corporation as they are issued. The certificates shall show the class of stock, the holder's name, the number of shares and the date issued. They shall be signed by the President and the Secretary.

        Section 6.02. Lost Certificates. In case of loss or destruction of a certificate of stock, no new certificates shall be issued in lieu thereof except upon satisfactory proof of the loss to the Board of Directors. Upon issuing a duplicate certificate in lieu of a lost or destroyed certificate, the Board may require the giving of such security as it may deem expedient against loss to the Corporation. Any such new certificate shall have "duplicate" marked on its face.

        Section 6.03. Restrictions and Limitations. The certificates of stock may be restricted or limited as to transferability or otherwise by the Charter, these Bylaws, an agreement among shareholders or any two (2) or more


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of them, or an agreement between shareholders and the Corporation.  Each certificate which is so restricted or limited shall have conspicuously noted thereon a statement as to the existence of such restriction or limitation. In addition to such restrictions or limitations, if any, the following legend, if applicable, shall appear upon each certificate of stock, and such stock shall be subject to the following restrictions:

                Transfer of the shares represented by this Certificate is restricted and may not occur absent appropriate registration under federal and applicable state securities laws or qualifications for exemption from registration.

        Section 6.04. Transfer of Shares. The rights against the Corporation inherent in the shares represented by a certificate of stock in the Corporation are transferable only by registration of such shares in the name of the transferee or assignee as the registered holder on the books of the Corporation. In all cases of transfer, the former certificate shall be surrendered and canceled before a new certificate is issued. Shares of stock may be transferred on the books of the Corporation only by:

                (a) Delivery of the certificate properly endorsed by the holder of record; or

                (b) Delivery of the certificate and a separate document containing a written assignment of the certificate by the holder of record or a proper written power of attorney to sell, assign or transfer the same or the shares represented thereby.


                                   SECTION 7

                           MISCELLANEOUS PROVISIONS


        Section 7.01. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 7.02. No Seal. The Corporation shall have no seal, unless otherwise determined by the Board of Directors.

        Section 7.03. Notices. Whenever notice is required to be given to shareholders, Directors or offices, unless otherwise provided by law, the Charter or these Bylaws, such notice may be given in person, or by telephone, telegraph, teletype, facsimile transmission or other form of wire or wireless communication, or by mail or other private carrier. If such notice is given by mail, it shall be sent postage prepaid by first class United States mail or by registered or certified United States mail, return receipt requested, and addressed to the respective address which appears for each such person on the books of the Corporation. Written notice sent by mail to shareholders shall be deemed to have been given when it is mailed. Any other written notice shall be deemed to have been given at the earliest of the following:

                (a) When received;

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                  (b) Five (5) days after its deposit in the United States mail, if sent first class, postage prepaid, or

                  (c) On the date on the return receipt, if sent by registered or certified United States mail, return requested, postage prepaid, and the receipt is signed by or on behalf of the addressee.

         Section 7.04. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute, or of the Charter of these Bylaws, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the date stated thereon, and delivered to the Secretary of the Corporation and included in the minutes or corporate records, shall be deemed equivalent thereto.

         Section 7.05. Negotiable Instruments. All checks, drafts, notes or other obligations of the Corporation shall be signed by such of the officers of the Corporation, or by such other person(s), as may be authorized by the Board of Directors.

         Section 7.06. Deposits. The monies of the Corporation may be deposited in the name of the Corporation in such bank(s) or financial institution(s) as the Board of Directors shall designate from time to time and shall be drawn out by check signed by the officer(s) or person(s) designated by resolution adopted by the Board of Directors.

                                   SECTION 8

                              AMENDMENT OF BYLAWS

         Section 8.01. By Shareholders. These Bylaws may be amended by a majority vote of all shares issued and outstanding and entitled to vote at any annual or special meeting of the shareholders where a quorum is present, provided notice of intention to amend shall have been contained in the notice of any special meeting for that purpose. These Bylaws may also be amended by the shareholders without a meeting in the same manner as provided therefor herein, except that such action to amend must be by a majority vote of all shares issued and outstanding and entitled to vote if such a meeting were to take place.

         Section 8.02. By Board of Directors. By a majority vote of the Directors then in office, the Board of Directors may amend these Bylaws, including bylaws adopted by the shareholders, at any regular or special meeting of the Board of Directors where a quorum is present, provided that the shareholders may from time to time specify particular provisions of these Bylaws that may not be amended by the Board of Directors. The Board of Directors may also amend these Bylaws without a meeting in the same manner as provided therefor herein, except that such action to amend must be by a majority vote of the Directors then in office.

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                                 CERTIFICATION

     By my signature below I certify that I am the Secretary of the Corporation and that the foregoing document represents the Fourth Amended and Restated Bylaws of the Corporation duly adopted by the Board of Directors of the Corporation. These Fourth Amended and Restated Bylaws shall supsersede and amend any and all prior Bylaws of the Corporation, or any amendments or restatements thereof.


/s/ Robert L. Remine
----------------------------------------      Dated: December 3, 1996
    Robert L. Remine

Secretary of Energy Search, Incorporated